UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

December 7, 2015

Sunrun Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37511	26-2841711
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

595 Market Street, 29th Floor

San Francisco, California 94105

(Address of principal executive offices, including zip code)

(415) 580-6900

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of the President

On December 7, 2015, Mr. Thomas Holland resigned as the President of Sunrun Inc. (“Sunrun” or the “Company”). It is expected that Mr. Holland will continue to be employed with the Company until December 16, 2015, to assist with the transition of his responsibilities. Mr. Holland’s departure is not related to any disagreement with the Company. Further, upon his execution and non-revocation of a legal release of claims, Mr. Holland is entitled to receive cash severance, vesting acceleration of his equity awards and extension of his post-termination exercise period and certain other post-termination benefits, all pursuant to the terms of a Transition, Separation and General Release Agreement which is filed as Exhibit 10.1 hereto. A copy of the press release relating to these announcements is attached hereto as Exhibit 99.1.

The foregoing description of the Transition, Separation and General Release Agreement is a summary only and is qualified in its entirety by the full text of the Transition, Separation and General Release Agreement, which is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Descriptions
10.1	Transition, Separation and General Release Agreement dated December 7, 2015 between Tom Holland and Sunrun Inc.

99.1	Press release dated December 8, 2015, entitled “Sunrun Announces Executive Retirement.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

December 8, 2015	SUNRUN INC.

/s/ Mina Kim
	By:	Mina Kim
	Title:	General Counsel

EXHIBIT INDEX

Exhibit No.	Descriptions
10.1	Transition, Separation and General Release Agreement dated December 7, 2015 between Tom Holland and Sunrun Inc.

99.1	Press release dated December 8, 2015, entitled “Sunrun Announces Executive Retirement.”